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                                                                    EXHIBIT 21.0





                         SUBSIDIARIES OF THE REGISTRANT




1.     National Operating, L.P., a Delaware limited partnership.

2. Covered Bridge NLP, Inc.; Four Seasons NLP, Inc.; Mallard Subsidiary Corporation; Marina Playa NLP, Inc.; Nora Pines NLP, Inc.; SM Subsidiary Corp., Timbercreek NLP, Inc., all of which are Nevada corporations, wholly-owned by National Operating, L.P.

3. Regency National Associates, Inc., a Texas corporation, wholly-owned by National Operating, L.P.

4. National Subsidiary Corp., a Florida corporation, wholly-owned by National Realty, L.P.

5. Bavarian Woods National Associates, an Ohio general partnership; Brookview National Associates, a Georgia general partnership; Chalet II Associates, a Kansas general partnership; NLP Covered Bridge National Associates, a Texas limited partnership; Four Seasons National Associates, a Texas limited partnership; Granada National Associates, a Nebraska general partnership; King Village National Associates, an Alabama general partnership; Mallard Diversified, L.P., a Illinois limited partnership; NLP Harbor Plaza National Associates, L.P., a Texas limited partnership; NLP Marina Playa National Associates, L.P., a Texas limited partnership; Nora Pines National Associates, an Indiana general partnership; Regency National Associates, a Nebraska general partnership; Sherwood Glen National Associates, an Iowa general partnership; NLP Timber Creek National Associates, a Nebraska general partnership; The Vineyards National Associates, an Ohio general partnership; Country Associates, L.P., a Texas general partnership; Southern Palms Associates, an Arizona general partnership; Shoreview Towers Associates II, a Florida limited partnership; Cross County National Associates, L.P., an Illinois limited partnership; Pines Whisper Limited Partnership, a California limited partnership.

6. Garden Capital, L.P., a Delaware limited partnership. National Operating, L.P. is the sole limited partner.